WAIVER

THIS WAIVER (this “Waiver”), dated as of April 16, 2025, is made and entered into by and between HomeAmerican Mortgage Corporation, a Colorado corporation (the “Seller”), U.S. Bank National Association, as Agent and representative of itself as a Buyer and the other Buyers (the “Agent” and sometimes “U.S. Bank”), and the other Buyers.
RECITALS:
A.    The Seller and the Agent are parties to a Second Amended and Restated Master Repurchase Agreement dated as of September 20, 2024 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”).
B.    The Seller and the Agent now desire to waive an event of default under the Repurchase Agreement as set forth herein.
WAIVER:
In consideration of the promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Waiver.
1.1.    Existing Event of Default. An event of default has occurred under Section 18.1(d) of the Repurchase Agreement because the Seller was not in compliance with Section 17.12 of the Repurchase Agreement by permitting the Seller’s Adjusted Tangible Net Worth to be less than Twenty-One Million Dollars ($21,000,000) for the month ending February 28, 2025 (the “Existing Event of Default”).
1.2.    Waiver of Existing Event of Default. Upon the effectiveness of this Waiver pursuant to the terms hereof, the Agent hereby waives the Existing Event of Default and any rights of the Agent and the Buyers arising with respect to such Event of Default (the “Waiver”). The Waiver is limited to the express terms hereof, and nothing herein shall be deemed a consent or waiver by the Agent with respect to any other term, condition, representation, or covenant applicable to the Seller under the Repurchase Agreement or any of the other Repurchase Documents executed and delivered in connection therewith, or of the covenants described therein. The waiver set forth herein shall not be deemed to be a course of action upon which the Seller may rely in the future.
1.3.    Effect of Waiver. The waiver set forth in Section 1.2 hereof is limited to the express terms thereof, and nothing herein shall be deemed a waiver by the Agent with respect to any other term, condition, representation, or covenant applicable to the Seller or their Subsidiaries under the Repurchase Agreement or any of the other agreements, documents, or instruments executed and delivered in connection therewith, or of the covenants described therein. The waiver set forth herein shall not be deemed to be a course of action upon which the Seller or any of their Subsidiaries may rely in the future,
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and the Agent hereby expressly waives any claim to such effect. The Agent reserves the right to exercise any rights and remedies available to it in connection with any present or future Event of Default with respect to the Repurchase Agreement or any other provision of any Loan Document that do not relate to or result from the Existing Event of Default.
Section 2.    Conditions Precedent and Effectiveness. This Waiver shall be effective as of the date first above written, upon the delivery to the Agent of this Waiver duly executed by the Seller in a quantity sufficient that the Agent and the Seller may each have a fully executed original of each such document.
Section 3.    Miscellaneous.
3.1.    Ratifications. The terms and provisions of this Waiver shall modify and supersede all inconsistent terms and provisions of the Repurchase Agreement and the other Repurchase Documents, and, except as expressly modified and superseded by this Waiver, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
3.2.    Seller Representations and Warranties. The Seller hereby represents and warrants that (a) the representations and warranties made by the Seller in Article 15 of the Repurchase Agreement and in the other Repurchase Documents are true and correct in all material respects with the same force and effect on and as of the date hereof as though made as of the date hereof, (b) after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing, and (c) the Seller is not aware of any action or causes of action, suits, claims, demands, judgments, damages, levies, and executions with respect to the Repurchase Documents, the administration of the Repurchase Documents, the negotiations relating to this Waiver and the other Repurchase Documents executed in connection with this Waiver and any other instruments and agreements executed by the Seller in connection with the Repurchase Documents or this Waiver, in each case, which exist as of the date hereof .
3.3.    Survival. The representations and warranties made by the Seller in this Waiver shall survive the execution and delivery of this Waiver.
3.4.    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement refers to the Repurchase Agreement as amended and modified hereby.
3.5.    Applicable Law. This Waiver shall be governed by and construed in accordance with the laws of the State of Minnesota.

3.6.    Successors and Assigns. This Waiver is binding upon and shall inure to the benefit of the Agent, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.
3.7.    Counterparts. This Waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
3.8.    Headings. The headings, captions, and arrangements used in this Waiver are for convenience only and shall not affect the interpretation of this Waiver.
3.9.    ENTIRE AGREEMENT. THIS WAIVER AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO OR THERETO.
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IN WITNESS WHEREOF the parties have caused this Waiver to be executed as of the date first written above.

SELLER:
HOMEAMERICAN MORTGAGE CORPORATION,
as Seller

By:    /s/ Clare Wilson
Name:    Clare Wilson
Title:    Vice President, Treasurer

AGENT:
U.S. BANK NATIONAL ASSOCIATION,
as Agent

By:    /s/ Rodney S. Davis
Name:    Rodney S. Davis
Title:    Senior Vice President
[Signature Page to Waiver to Master Repurchase Agreement]